STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”) is entered into this 15th day of February, 2017 (the "Effective Date"), by and between ZEC, Inc., a Delaware corporation (“Pledgor”) and Karl M. Taft III and Michelle L. Taft, Texas residents (collectively, “Secured Party”).

WHEREAS, Pledgor is the maker of a secured promissory note of even date herewith in the original principal amount of $2,506,248.00, payable to the order of Secured Party (the “Note”); and

WHEREAS, Pledgor will pledge its ownership of the shares described on Exhibit A (the “Pledged Shares”) to Secured Party as security for payment of the Note (the “Secured Indebtedness”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and promises contained herein, Secured Party and Pledgor hereby agree as follows:

1.

Pledge.  As collateral security for the payment and performance of the Secured Indebtedness, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, and delivers unto Secured Party, and hereby grants Secured Party a lien and security interest in, the following:

(a)

the Pledged Shares and the certificates representing the Pledged Shares, and all cash, securities, dividends, increases, distributions, and profits received therefrom or in connection therewith, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations, stock splits or other changes in time to time received, receivable, or otherwise distributed or delivered to Secured Party, and all rights and privileges pertaining thereto;

(b)

all securities hereafter delivered to Secured Party in substitution for, or in addition to, any of the foregoing, all certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, distributions, and profits received therefrom, and any other property at any time and from time to time received by, receivable by, or otherwise distributed or delivered to Secured Party in respect of or in exchange for any or all of the property described; and

(c)

all products and proceeds of the foregoing and all general intangibles and contract rights related thereto, including without limitation, all revenues, distributions, dividends, property, registration rights, contract rights, and other rights and interests that Pledgor is, or may hereafter become, entitled to receive on account of any collateral described in subsections 2(a) and (b);

(all such Pledged Shares, certificates, securities, instruments, documents, dividends, increases, distributions, profits, intangibles, contract rights, and other property being herein collectively called the “Pledged Collateral”).

2.

Term.  This Agreement shall remain in effect until the Secured Indebtedness is paid in full.

3.

Delivery of Pledged Collateral.  Concurrently with Pledgor’s execution of this Agreement, Pledgor shall deliver to the firm of Secured Party, all certificates or instruments representing the Pledged Collateral, together with properly executed stock powers, endorsed in blank, as security for the repayment and performance of the Secured Indebtedness.

4.

Covenants.

(a) So long as the Secured Indebtedness remains outstanding, Pledgor covenants and agrees not to sell, mortgage, hypothecate, assign, or otherwise transfer, nor permit any lien or security interest to be created against, any portion of the Pledged Collateral, in whole or in part, without the prior written consent of Secured Party.

(b)  Pledgor covenants and agrees that no later than the one year anniversary of the date of this Agreement, Pledgor (or a successor) shall have secured a trading symbol for Pledgor’s common stock from FINRA, to facilitate trading in Pledgor’s common stock.  The failure of Pledgor to timely secure a trading symbol for Pledgor’s common stock shall constitute an Event of Default under this Agreement, and in such event Secured Party shall have the right, but not the obligation to rescind the transaction contemplated by the Stock Purchase Agreement of even date herewith.

5.

Release of Pledged Collateral.  This Agreement shall terminate, and Pledgor shall be entitled to a release of the Pledged Collateral from the lien and security interest on the Pledged Collateral created under this Agreement, upon the payment in full of the Secured Indebtedness.

6.

Rights and Remedies of Secured Party Upon and After Default.

(a)

Remedies.

Upon the occurrence of an Event of Default (as defined in the Note and this Agreement), Secured Party may rescind the transaction contemplated by the Stock Purchase Agreement executed contemporaneously with this Agreement, in the manner described above.

7.

Attorney-in-Fact.  For the purposes set forth in the following sentence, Pledgor does hereby irrevocably make, constitute, designate and appoint Secured Party (and any agents designated by Secured Party) as Pledgor’s true and lawful attorney-in-fact and agent.  Upon an Event of Default hereunder by Pledgor, such agent shall have full power and authority for and in the name of Pledgor to arrange for the Pledged Shares held by Secured Party to be transferred into the name of Secured Party or the name or names of Secured Party’s nominee or nominees (in each case as pledgee hereunder).  Pledgor does hereby ratify and confirm all that said agent may do or cause to be done in connection with any of the powers or authorities herein conferred.

8.

Severability.  If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other parties or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance.

9.

No Waiver.  No waiver by Secured Party of any right hereunder or of any Event of Default shall be binding upon Pledgor unless in writing executed by Secured Party.  Failure or delay by Secured Party to exercise any right hereunder or waiver by Secured Party of any default shall not operate as a waiver of any other right, the further exercise of such right, or any further default.

10.

Notice.  Any notice or demand required to be given hereunder to Pledgor shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the person to whom addressed or, if given by mail, when a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mail, addressed to:

1002 North Central Expressway, Suite #495

Richardson, TX 75080

Attention:  E. Thomas Layton

11.

Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.  Secured Party may assign this Agreement and its rights hereunder without notice to or the consent of Pledgor, but no such assignment shall relieve Secured Party of its obligations hereunder.

12.

Entire Agreement.  This Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.

Binding Effect; Laws.  This Agreement shall be governed as to validity, interpretation, effect and in all other respects by the laws of the State of Texas.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year set forth above.

PLEDGOR:

ZEC, INC.

By: __________________________

Name: E. Thomas Layton

Title: Chairman and CEO

SECURED PARTY:

__________________________

       Karl M. Taft III

__________________________

       Michelle L. Taft

Exhibit A

Three Thousand Eight Hundred Forty (3,840) shares of the Common Stock, $1.00 par value per share, of KT Chemicals, Inc., a Texas corporation, representing a 100% interest

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